Exhibit 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]
For Immediate Release

Contacts:
James B. Lipham                                           Leo S. Berard
Chief Financial Officer                                   Investor Relations
706.649.2262                                              706.649.5220

        TSYS Announces 36.5% Increase in Earnings for Fourth Quarter 2001
          Company Achieves a 20.2% Increase in Net Income for the Year

         Columbus, Ga., Jan. 15, 2002 -- TSYS(R) today announced its 19th consecutive record-breaking year for revenue and earnings, attributing the year's performance to the successful conversions of the Company's first European clients, expense control and a holiday shopping season that met the Company's expectations. Financial results for the fourth quarter and full year were in line with the Company's forecast.

         Net income for the fourth quarter of 2001 increased 36.5% to $29.5 million, up from $21.6 million in the same period last year. Basic and diluted earnings per share for the fourth quarter increased to $0.15, up from $0.11 one year ago. Revenues for the quarter ending Dec. 31, 2001, were $170.8 million, an increase of 9.5%, compared with revenues of $156.0 million one year ago.

         Net income for the full year increased 20.2% to $102.9 million, up from $85.6 million in 2000. Basic and diluted earnings per share for the 12 months ending Dec. 31, 2001, increased to $0.53, up from $0.44 in 2000. Full-year revenues for 2001 were $650.4 million, an increase of 8.2%, compared with revenues of $601.3 million in 2000.

         "Although our economy, some of our customers and our Company each encountered unanticipated events during 2001, we were able to effectively deal with these events and achieve our financial forecast. Our 20% increase in net income is more impressive considering that we incurred significant up front expenses for TSYS Europe while generating revenue from those operations for only the last half of the year." said Richard W. Ussery, chairman of the board and CEO of TSYS.

         "TSYS is committed to growing net income by at least 20% in 2002. We stand firm by this forecast despite continuing uncertain economic conditions, projected revenue pressures from our sub-prime lending customers, and previously announced industry consolidations. We anticipate we can manage through these challenges with additional revenue from European accounts, new domestic business and continued focus on expense control. 2002 will be a pivotal year for our three year growth plan, "VisionWorks," a plan we designed to deliver long-term value to our shareholders. TSYS has an undisputed technology advantage that should capture new business - especially targeting major issuers in the United States, Europe and Asia." Ussery said.

         Effective Jan. 1, 2002, TSYS acquired TSYS Total Debt Management, Inc., from its majority shareholder, Synovus Financial Corp., in exchange for 2,175,000 newly issued shares of TSYS common stock with a market value of approximately $43.5 million. Before the

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TSYS Announces 36.5% Increase in Fourth Quarter 2001 Earnings/Page 2 of 4


acquisition, TDM operated as a wholly owned subsidiary of Synovus; it now operates as TSYS Debt Management, a wholly owned subsidiary of TSYS.

         TSYS' adoption of Statement of Financial Accounting Standard No.142, "Goodwill and Other Intangible Assets," in January 2002 will not have a significant impact on TSYS' financial results.

         TSYS will host a quarterly earnings conference call at 4:15 p.m. EST, Jan. 15, 2002. The conference call can be accessed at www.tsys.com by clicking on the listed item within the Highlights section of the home page. The replay will be archived for 90 days and will be available 30-45 minutes after the call.

About TSYS

TSYS brings integrity and innovation to the world of electronic payments. TSYS serves as the integral link between buyers and sellers in the rapidly evolving universe of electronic payments. With more than 218 million accounts on file, TSYS makes it possible for millions of consumers to use their credit, debit, stored value, commercial, chip and retail cards any time, anywhere through any medium or portal. TSYS and its family of companies offers a full range of acquiring and issuing services from accepting electronic payments for goods and services, to credit applications, collections and bankruptcy. Based in Columbus, Ga., TSYS (NYSE: "TSS")\(www.tsys.com) serves companies in 23 countries in 14 currencies and four languages. TSYS maintains operations in Canada, Mexico, Japan and the United Kingdom and is an 81.1-percent-owned subsidiary of Synovus Financial Corp. (NYSE: "SNV")(www.synovus.com), No. 8 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2001. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in net income for the year 2002, expected growth in net income for the years 2001-2003, expected growth in new business in the United States, Europe and Asia, and the assumptions underlying such statements, including TSYS' expected increases in revenues, increases in revenues attributable to international clients, increases in net income and the expected increases in the number of accounts on file for 2001 through 2003. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. The factors include, but are not limited to, lower than anticipated internal growth rates for TSYS' existing customers; TSYS' inability to control expenses and increase market share; TSYS' inability to successfully bring new products to market, including, but not limited to, stored value and e-commerce products; the inability of TSYS to grow its business through acquisitions; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients; TSYS' inability to anticipate and respond to technological changes, particularly with respect to e-commerce; adverse developments with respect to the successful conversion of clients; the absence of significant changes in foreign exchange spreads between the United States and the countries TSYS transacts business in, to include Mexico, United Kingdom, Japan, Canada and the European Union; adverse developments with respect to the credit card industry in general; TSYS' inability to successfully manage any impact from slowing economic conditions or consumer spending; the occurrence of catastrophic events that would impact TSYS' or its major customers' operating facilities, communications systems and technology, or that has a material negative impact on current economic conditions or levels of consumer spending; revenues generated by sub-prime lending clients being less than anticipated; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and overall market conditions. Additional factors that could

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TSYS Announces 36.5% Increase in Fourth Quarter 2001 Earnings/Page 3 of 4

cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.


TSYS Announces 36.5% Increase in Fourth Quarter 2001 Earnings/Page 4 of 4


TSYS Announces 20.2% Increase in 2001 Earnings
Page 4 of 4

                                             TSYS
                                      Financial Highlights
                               (In thousands, except per share data)
                               --------------------------------------   ---------------------------------------
                                    Three months ended                                 Twelve months ended
                                       December 31,                                        December 31,
                               --------------------------------------   ---------------------------------------
                                                           Percentage                                Percentage
                                      2001         2000      Change          2001           2000        Change
                               -------------  ------------- ---------   -------------  ------------  ----------
Revenues
    Bankcard processing        $     148,781        130,584      13.9 % $     563,572        505,935    11.4 %
    Other services                    22,067         25,401     (13.1)         86,836         95,358    (8.9)
                               -------------  -------------             -------------  -------------
       Total revenues                170,848        155,985       9.5         650,408        601,293     8.2
                               -------------  -------------             -------------  -------------
Expenses
    Employment                        67,467         58,688      15.0         258,119        235,670     9.5
    Occupancy & equipment             43,269         44,166      (2.0)        169,535        162,906     4.1
    Other                             22,484         24,974     (10.0)         87,421         90,111    (3.0)
                               -------------  -------------             -------------  -------------
       Total operating expenses      133,220        127,828       4.2         515,075        488,687     5.4

Equity in Income of
  Joint Ventures                       5,514          4,567      20.8          17,824         15,586    14.4
                               -------------  -------------             -------------  -------------
Operating Income                      43,142         32,724      31.8         153,157        128,192    19.5

Other Income                             604            594       1.8           2,636          3,516   (25.0)
                               -------------  -------------             -------------  -------------
Income before Income Taxes            43,746         33,318      31.3         155,793        131,708    18.3

Income Taxes                          14,273         11,729      21.7          52,891         46,065    14.8
                               -------------  -------------             -------------  -------------
Net Income                     $      29,473         21,589      36.5   $     102,902         85,643    20.2
                               =============  =============             =============  =============
Basic Earnings Per Share       $        0.15           0.11      36.4   $        0.53           0.44    20.2
                               =============  =============             =============  =============
Diluted Earnings Per Share     $        0.15           0.11      36.3   $        0.53           0.44    19.9
                               =============  =============             =============  =============
Dividend Declared Per Share$          0.0150         0.0125             $      0.0600         0.0475
                               =============  =============             =============  =============
Average Common Shares
  Outstanding                    194,778,670    194,756,342               194,772,766    194,784,981
                               =============  =============             =============  =============
Average Common and Common
  Equivalent Shares Outstanding  195,442,539    195,203,929               195,604,462    195,265,352
                               =============  =============             =============  =============
Other (in millions)
Depreciation and amortization  $        17.0           14.2      19.7   $        57.2           51.6    10.8
                               =============  =============             =============  =============


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